UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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PEOPLESOFT, INC.

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PEOPLESOFT COMMENTS ON
ORACLE’S NOMINEES TO THE PEOPLESOFT BOARD

PLEASANTON, Calif., – January 24, 2004 – PeopleSoft, Inc. (Nasdaq: PSFT) today commented on Oracle Corporation’s (Nasdaq: ORCL) announcement of a slate of nominees it has submitted for election to the PeopleSoft Board of Directors:

On June 12th and 20th the PeopleSoft Board of Directors rejected Oracle’s tender offer stating that they believed the offer would face prolonged regulatory delays with a significant likelihood that it would not be approved, and that Oracle’s offer significantly undervalued the company. Indeed, since the beginning of June PeopleSoft’s stock price has increased more than 45%. Numerous antitrust investigations are ongoing including those by the United States Justice Department, European Commission, and state attorneys general.

We believe that Larry Ellison’s attempt to gain control of PeopleSoft’s Board of Directors is solely to advance Oracle’s agenda and is not in the best interests of PeopleSoft’s stockholders. We strongly believe that Ellison’s hand-picked, paid nominees are biased and would have irreconcilable conflicts of interest if elected to PeopleSoft’s board. Each nominee is receiving cash compensation and has signed an agreement with Oracle. We believe their ability to be independent is seriously compromised.

PeopleSoft will continue its focus on delivering higher value to our stockholders. With an improving economy and an even broader product line, the prospects for PeopleSoft’s stockholders are excellent.

About PeopleSoft

PeopleSoft (Nasdaq: PSFT) is the world’s second largest provider of enterprise application software with 12,000 customers in more than 25 industries and 150 countries. For more information, visit us at www.peoplesoft.com.

Important Additional Information

The Board of Directors of PeopleSoft (“Board of Directors”) will be soliciting proxies for use at the 2004 Annual Meeting of Stockholders, or at any adjournment or postponement thereof, to vote in favor of a slate of directors to be nominated by the Board of Directors and to vote on any other matters that properly come before the 2004 Annual Meeting. PeopleSoft will be filing a proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with this solicitation of proxies for the 2004 Annual Meeting (the “2004 Proxy Statement”). Promptly after filing the definitive 2004 Proxy Statement with the SEC, PeopleSoft will mail the 2004 Proxy Statement and a WHITE Proxy Card to each PeopleSoft stockholder entitled to vote at the Annual Meeting. PeopleSoft has engaged Georgeson Shareholder Communications Inc. (“Georgeson”) to assist it in soliciting proxies from its stockholders. PeopleSoft has agreed to pay customary compensation to Georgeson for such services and to

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indemnify Georgeson and certain related persons against certain liabilities relating to or arising out of the engagement. Certain representatives of Citigroup Global Markets Inc. and Goldman, Sachs & Co., financial advisors to PeopleSoft, may also solicit proxies, although no additional consideration will be paid in connection with any such solicitation. In addition, directors, officers and employees of PeopleSoft, may solicit proxies although no additional compensation will be paid to directors, officers or employees for such services.

PeopleSoft has filed a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) and amendments thereto regarding Oracle’s tender offer that contain information regarding members of the Board of Director’s and members of management’s potential interests in the tender offer. Information regarding securities ownership by certain members of the Board of Directors and certain members of management as of April 1, 2003 is contained in PeopleSoft’s proxy statement for its 2003 Annual Meeting of Stockholders, dated as of April 28, 2003 (the “2003 Proxy Statement”). PeopleSoft stockholders should read the Schedule 14D-9 and the 2004 Proxy Statement when it is filed with the SEC (including any amendments to such documents) because these documents contain (or will contain) important information. The 2004 Proxy Statement (when filed), the 2003 Proxy Statement, the Schedule 14D-9 and other public filings made by PeopleSoft with the SEC are available without charge from the SEC’s website at www.sec.gov and from PeopleSoft at www.peoplesoft.com.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect PeopleSoft’s current intentions, beliefs, expectations, or predictions for the future, which are based on information currently available to PeopleSoft. The specific forward-looking statements relate to such matters as the impact of PeopleSoft’s combination with J.D. Edwards and the combined company’s projected financial performance and market position. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause PeopleSoft’s actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include: our ability to successfully complete the integration of J.D. Edwards into PeopleSoft and to achieve anticipated synergies, economic and political conditions in the U.S. and abroad; the ability to complete and deliver products and services within currently estimated time frames and budgets; the ability to manage expenses effectively; the ability to achieve revenues from products and services that are under development; competitive and pricing pressures; our ability to continue to prevent Oracle from disrupting our business; and other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Please refer to the Company’s current annual report on Form 10-K and quarterly report on Form 10-Q for more information on the risk factors that could cause actual results to differ. Additional risks relating to Oracle’s tender offer are described in PeopleSoft’s most recent SEC filings. All forward-looking statements are only as of the date they are made and PeopleSoft undertakes no obligation to update or revise them.

Citigroup Global Markets Inc. and Goldman, Sachs & Co. are financial advisors to PeopleSoft.

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Media Contacts:
Bob Okunski	Kara Wilson	Joele Frank/Susan Stillings
Investor Relations	Public Relations	Joele Frank, Wilkinson Brimmer Katcher
PeopleSoft	PeopleSoft	212-355-4449 x110/x124
(877) 528-7413	(925) 408-2249	jf@joelefrank.com/sts@joelefrank.com
bob_okunski@peoplesoft.com	kara_wilson@peoplesoft.com

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